Certificate

No. ____________

For ____________ Shares

Issued to

____

____

____

Dated ____________

From whom transferred

____

Dated ____________

No. Original Certificate	No. Original Shares	No. Shares Transferred

Received Certificate No. ________

For ____________ Shares

this ______ day of ________

____

____

No. ____________ Shares ____________

CUSIP 89582R 109

Incorporated Under The Laws of
The State of Delaware

TRIANGLE ALTERNATIVE NETWORK

Class B Common Stock Par Value .005

This Certifies that ________________________________ *is the registered holder of* ________________________________ *Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this ___ day of ____________ , A.D.

____________________ ____________________

Chief Executive Officer *Secretary*

Triangle Alternative Network T.A.N.

For Value Received, _____ hereby sell, assign and transfer unto

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______________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________________

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.